EXHIBIT 99.1

401 Merritt 7

Norwalk, CT 06851

(203) 614-5600

www.frontier.com

Frontier Communications Reports 2018 Second Quarter Results

Second Quarter

•	Total revenue of $2.16 billion

•	Continued progress toward improving subscriber trends, offset by typical summer seasonality

•	Successfully concluded the $350 million synergy program on schedule

•	Next phase of transformation initiatives target $500 million EBITDA benefit by year-end 2020

•	Net loss of $18 million

•	Adjusted EBITDA[1] of $884 million

Norwalk, Conn., July 31, 2018 – Frontier Communications Corporation (NASDAQ:FTR) today reported financial results for the second quarter ended June 30, 2018.

“We continued to make further progress in the second quarter with the key initiatives that we have underway across the company,” said Dan McCarthy, President and CEO. “We are pleased to have maintained good subscriber momentum despite facing typical second-quarter seasonal headwinds. Underlying trends should continue improving in the latter half of this year, once summer seasonality is behind us. I am also pleased that our efforts in Commercial have begun to drive improved revenue trends.”

“We successfully concluded our $350 million synergy program in the second quarter,” said McCarthy. “We have begun our next phase of corporate transformation, which entails both revenue enhancement and productivity improvement initiatives with targeted EBITDA benefits of $500 million by year-end 2020. The entire Frontier team remains focused on enhancing the customer experience, achieving further improvements in churn and subscriber trends, maintaining strong cash flow, strengthening the balance sheet, and improving shareholder value.”

[1]	See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation to net income/(loss).

Consolidated Results

Consolidated revenue for the second quarter 2018 was $2.16 billion. Within consolidated revenue, consumer revenue was $1.10 billion, commercial revenue was $970 million, and subsidy and other regulatory revenue was $97 million.

Net loss for the second quarter of 2018 was $18 million. Net loss for the second quarter attributable to common shares was $72 million, for a diluted net loss per common share of $0.92. Adjusted EBITDA totaled $884 million, for an adjusted EBITDA margin2 of 40.9%.

The Company successfully completed its program to attain $350 million in annualized cost synergies in the second quarter, in line with its stated target.

For the second quarter of 2018, net cash provided from operating activities was $672 million and operating free cash flow3 was $351 million. Over the four-quarter period ending June 30, 2018, net cash provided from operating activities was $1,944 million and operating free cash flow was $721 million.

Consumer Business Highlights

•	Revenue of $1.10 billion.

•	Customer churn of 1.95% (1.76% for Legacy and 2.25% for CTF operations) reflected the impact of summer seasonality.

•	Average Revenue Per Customer (ARPC) of $85.28 ($83.17 excluding adoption of ASC 606, stable sequentially).

Commercial Business Highlights

•	Revenue of $970 million.

•	Total commercial customers of 430,000 compared to 441,000 during the first quarter of 2018.

•	Wholesale revenue was stable sequentially, and the trend in SME revenue improved sequentially.

[2]

See Note 1, above. Adjusted EBITDA margin is a non-GAAP measure of performance, calculated as adjusted EBITDA, divided by total revenue. See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation to net loss.

[3]

Operating free cash flow is a non-GAAP measure of liquidity derived from net cash provided from operating activities. See “Non-GAAP Measures” for a description of this measure and its calculation and Schedules A for a reconciliation to net cash provided from operating activities.

Capital Structure and Capital Allocation

•	As of June 30, 2018, Frontier’s leverage ratio was 4.70:1.

•	Frontier remains committed to reducing debt and improving its financial leverage profile.

•	Frontier purchased $48 million principal amount of its 2018 senior unsecured notes on the open market during the second quarter of 2018.

•

On July 3, 2018 Frontier added $240 million to its existing Term Loan B facility maturing June 15, 2024. Proceeds were used to repay the entire $228 million of the CoBank senior term loan maturing October 24, 2019 and $6 million of the CoBank senior term loan maturing October 12, 2021.

•

Frontier’s 11.125% Mandatory Convertible Preferred Stock converted into shares of Frontier common stock on June 29, 2018. The mandatory conversion increased common shares outstanding by 25.5 million, resulting in total common shares outstanding of 105.8 million as of June 30, 2018.

Guidance

Guidance for 2018 remains unchanged.

•	Adjusted EBITDA – Approximately $3.6 billion

•	Capital expenditures – $1.0 billion to $1.15 billion

•	Cash taxes – Less than $25 million

•	Cash pension/OPEB – Approximately $150 million

•	Cash interest expense – Approximately $1.5 billion for the full year; third quarter cash interest payments of approximately $600 million

•	Operating free cash flow – Approximately $800 million

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, operating free cash flow, and adjusted operating expenses, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income, pension settlement costs, gains/losses on extinguishment of debt, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude acquisition and integration costs, certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation expense, goodwill impairment charges, and certain other non-recurring items including work stoppage costs. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Adjusted net income (loss) attributable to Frontier common shareholders is defined as net income (loss) attributable to Frontier common shareholders and excludes acquisition and integration costs, restructuring costs and other charges, pension settlement costs, goodwill impairment charges, certain income tax items and the income tax effect of these items, and certain other non-recurring items including work stoppage costs. Adjusting for these items allows investors to better understand and analyze Frontier’s financial performance over the periods presented.

Management defines operating free cash flow, a non-GAAP measure, as net cash provided from operating activities less capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments and preferred stock dividends are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, acquisition and integration costs, restructuring and other charges, goodwill impairment charges, certain pension/OPEB expenses, stock-based compensation expense, and certain other non-recurring items including work stoppage costs. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the U.S. Securities and Exchange Commission.

Conference Call and Webcast

Frontier will host a conference call today at 4:30 P.M. Eastern time. In connection with the conference call and as a convenience to investors, Frontier furnished today, under cover of a Current Report on Form 8-K, additional materials regarding second quarter 2018 results. The conference call will be webcast and may be accessed in the Webcasts & Presentations section of Frontier’s Investor Relations website at www.frontier.com/ir.

A telephonic replay of the conference call will be available from 7:30 P.M. Eastern Time on Tuesday, July 31, 2018, through 7:30 P.M. Eastern Time on Sunday, August 5, 2018 at 888-203-1112. Use the passcode 3090153 to access the replay. A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) is a leader in providing communications services to urban, suburban, and rural communities in 29 states. Frontier offers a variety of services to residential customers over its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business offers communications solutions to small, medium, and enterprise businesses. More information about Frontier is available at www.frontier.com.

Forward-Looking Statements

This earnings release contains “forward-looking statements,” related to future events. Forward-looking statements address Frontier’s expected future business, financial performance, and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Frontier, particular uncertainties that could cause actual results to be materially different than those expressed in such forward-looking statements include: competition from cable, wireless and wireline carriers, satellite, and OTT companies, and the risk that Frontier will not respond on a timely or profitable basis; Frontier’s ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on its capital expenditures, products and service offerings; declines in revenue from Frontier’s voice services, switched and non-switched access and video and data services that it cannot stabilize or offset with increases in revenue from other products and services; Frontier’s ability to successfully implement strategic initiatives, including opportunities to enhance revenue and realize operational improvements; risks related to disruptions in Frontier’s networks, infrastructure and information technology that may result in customer loss and/or incurrence of additional expenses; Frontier’s ability to retain or attract new customers and to maintain relationships with customers, employees or suppliers; Frontier’s ability to realize anticipated benefits from recent acquisitions; Frontier’s ability to successfully introduce new product offerings; Frontier’s ability to dispose of certain assets or asset groups on terms that are attractive to Frontier, or at all; the effects of governmental legislation and regulation on Frontier’s business; the impact of regulatory, investigative and legal proceedings and legal compliance risks; government infrastructure projects that impact capital expenditures; continued reductions in switched access revenue as a result of regulation, competition or technology substitutions; the effects of changes in the availability of federal and state universal service funding or other subsidies to Frontier and its competitors; Frontier’s ability to meet its remaining CAF II funding obligations on a timely basis and the risk of penalties or obligations to return certain CAF II funds; Frontier’s ability to effectively manage service quality and meet mandated service quality metrics; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to intangible assets; the effects of increased medical expenses and pension and postemployment expenses; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; Frontier’s ability to successfully renegotiate union contracts; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of Frontier’s pension plan assets, which could require Frontier to make increased contributions to its pension plans; Frontier’s ability to effectively manage its operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity; adverse changes in the credit markets, which could impact the availability and cost of financing; adverse changes in the ratings given to Frontier’s debt securities by nationally accredited ratings organizations; covenants in Frontier’s indentures and credit agreements that may limit Frontier’s operational and financial flexibility as well as its ability to access the capital markets in the future; the effects of state regulatory cash management practices that could limit Frontier’s ability to transfer cash among its subsidiaries or dividend funds up to the parent company; the effects of changes in both general and local economic conditions in the markets that Frontier serves; Frontier’s ability to hire or retain key personnel; the effects of severe weather events or other natural or man-made disasters, which may increase operating and capital expenses or adversely impact customer revenue; the impact of potential information technology or data security breaches or other disruptions; and the risks and other factors contained in Frontier’s filings with the U.S. Securities and Exchange Commission, including its reports on Forms 10-K and 10-Q. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Frontier has no obligation to update or revise these forward-looking statements and does not undertake to do so.

INVESTOR CONTACT:	MEDIA CONTACT

Luke Szymczak	Brigid Smith
VP, Investor Relations	AVP, Corporate Communications
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

Frontier Communications Corporation

Consolidated Financial Data

	For the quarter ended				For the six months ended
($ in millions and shares in thousands, except per share amounts)	June 30, 2018 (1)	March 31, 2018 (1)	June 30, 2017		June 30, 2018 (1)	June 30, 2017
Statement of Operations Data
Revenue	$2,162	$2,199	$2,304		$4,361	$4,660

Operating expenses:
Network access expenses	369	372	408		741	819
Network related expenses	478	483	477	(2)	961	970	(2)
Selling, general and administrative expenses	460	469	531	(2)	929	1,073	(2)
Depreciation and amortization	486	505	552		991	1,131
Goodwill impairment	—	—	670		—	670
Acquisition and integration costs	—	—	12		—	14
Restructuring costs and other charges	2	4	29		6	41

Total operating expenses	1,795	1,833	2,679	(2)	3,628	4,718	(2)

Operating income (loss)	367	366	(375	)(2)	733	(58	)(2)
Investment and other income (loss), net	5	8	—	(2)	13	—	(2)
Pension settlement costs	25	—	19		25	62
Gain (Loss) on extinguishment of debt	—	33	(90)		33	(90)
Interest expense	385	374	388		759	776

Income (loss) before income taxes	(38)	33	(872)		(5)	(986)
Income tax expense (benefit)	(20)	13	(210)		(7)	(249)

Net Income (loss)	(18)	20	(662)		2	(737)
Less: Dividends on preferred stock	54	53	53		107	107

Net loss attributable to Frontier common shareholders	$(72)	$(33)	$(715)		$(105)	$(844)

Weighted average shares outstanding—basic (3)	78,026	77,416	77,795		77,685	77,679
Weighted average shares outstanding—diluted (3)	78,026	77,416	77,951		77,685	77,835
Basic net loss per common share	$(0.92)	$(0.44)	$(9.20)		$(1.35)	$(10.88)

Diluted net loss per common share	$(0.92)	$(0.44)	$(9.21)		$(1.35)	$(10.89)

Other Financial Data:
Capital expenditures—Business operations	$321	$297	$263		$618	$578
Capital expenditures—Integration activities	$—	$—	$4		$—	$5
Dividends declared—Common stock	$—	$—	$48		$—	$172
Dividends declared—Preferred stock	$54	$53	$53		$107	$107

(1)	We adopted Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (ASC 606)” on January 1, 2018, using the modified retrospective application. This method does not impact the prior periods, which continue to reflect the accounting treatment prior to the adoption of ASC 606. As a result, for items that were affected by our adoption of ASC 606, financial results of periods prior to January 1, 2018 are not comparable to the current period financial results. To provide comparability to our results, we provide a supplemental schedule (see Schedule D) which contains certain financial information on a pre adoption of ASC 606 basis.
(2)	Effective January 1, 2018, Frontier adopted ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” The standard requires certain benefit costs to be reclassified from operating expenses to non-operating expenses. This change in policy was applied using a retrospective approach and accordingly we have reclassified $0 and $3 million of net operating expenses as non-operating expense for the three and six months ended June 30, 2017, respectively. Additional pension settlement costs of $19 million and $62 million for the three and six months ended June 30, 2017, respectively, were reclassified from operating expense to non-operating expense.
(3)	As of June 30, 2018, there were 106 million of common shares outstanding and 0 shares of preferred stock.

Frontier Communications Corporation

Consolidated Financial Data

	For the quarter ended				For the six months ended
	June 30, 2018 (1)	March 31, 2018 (1)	June 30, 2017		June 30, 2018 (1)	June 30, 2017
($ in millions)
Selected Statement of Operations Data
Revenue:
Data and internet services	$973	$985	$974	(2)	$1,958	$1,967	(2)
Voice services	682	702	724		1,384	1,475
Video services	270	280	329		550	676
Other	140	135	79		275	147

Customer revenue	2,065	2,102	2,106	(2)	4,167	4,265	(2)
Subsidy and other regulatory revenue	97	97	198		194	395

Total revenue	$2,162	$2,199	$2,304	(2)	$4,361	$4,660	(2)

Other Financial Data
Revenue:
Consumer	$1,095	$1,128	$1,124		$2,223	$2,288
Commercial	970	974	982	(2)	1,944	1,977	(2)

Customer revenue	2,065	2,102	2,106	(2)	4,167	4,265	(2)
Subsidy and other regulatory revenue	97	97	198		194	395

Total revenue	$2,162	$2,199	$2,304	(2)	$4,361	$4,660	(2)

(1)

We adopted Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (ASC 606)” on January 1, 2018, using the modified retrospective application. This method does not impact the prior periods, which continue to reflect the accounting treatment prior to the adoption of ASC 606. As a result, for items that were affected by our adoption of ASC 606, financial results of periods prior to January 1, 2018 are not comparable to the current period financial results. To provide comparability to our results, we provide a supplemental schedule (see Schedule D) which contains certain financial information on a pre adoption of ASC 606 basis.

(2)	Includes revenue from Frontier Secure Strategic Partnerships business, which was sold in May of 2017, of $15 million and $40 million for the three and six months ended June 30, 2017, respectively.

Frontier Communications Corporation

Consolidated Financial and Operating Data

	For the quarter ended			For the six months ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Customers (in thousands)	4,667	4,765	5,058	4,667	5,058
Consumer customer metrics
Customers (in thousands)	4,237	4,324	4,585	4,237	4,585
Net customer additions/(losses)	(86)	(74)	(151)	(160)	(306)
Average monthly consumer revenue per customer	$85.28 (1)	$86.21 (1)	$80.38	$85.79 (1)	$80.59
Customer monthly churn	1.95%	1.94%	2.24%	1.94%	2.31%
Commercial customer metrics
Customers (in thousands)	430	441	473	430	473
Broadband subscriber metrics (in thousands)
Broadband subscribers	3,863	3,895	4,063	3,863	4,063
Net subscriber additions/(losses)	(32)	(43)	(100)	(75)	(208)
Video (excl. DISH) subscriber metrics (in thousands)
Video subscribers	902	934	1,007	902	1,007
Net subscriber additions/(losses)	(32)	(28)	(58)	(60)	(138)
Video—DISH subscriber metrics (in thousands)
DISH subscribers	219	227	254	219	254
Net subscriber additions/(losses)	(8)	(8)	(12)	(16)	(20)
Employees	21,718	22,081	23,924	21,718	23,924

(1)

We adopted Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (ASC 606)” on January 1, 2018, using the modified retrospective application. This method does not impact the prior periods, which continue to reflect the accounting treatment prior to the adoption of ASC 606. As a result, for items that were affected by our adoption of ASC 606, financial results of periods prior to January 1, 2018 are not comparable to the current period financial results. To provide comparability to our results, we provide a supplemental schedule (see Schedule D) which contains certain financial information on a pre adoption of ASC 606 basis.

Frontier Communications Corporation

Condensed Consolidated Balance Sheet Data

($ in millions)	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$384	$362
Accounts receivable, net	751	819
Other current assets	293	142

Total current assets	1,428	1,323
Property, plant and equipment, net	14,282	14,377
Other assets—principally goodwill	9,020	9,184

Total assets	$24,730	$24,884

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$1,228	$656
Accounts payable and other current liabilities	1,828	1,852

Total current liabilities	3,056	2,508
Deferred income taxes and other liabilities	3,064	3,132
Long-term debt	16,209	16,970
Equity	2,401	2,274

Total liabilities and equity	$24,730	$24,884

Frontier Communications Corporation

Consolidated Cash Flow Data

	For the six months ended
($ in millions)	June 30, 2018	June 30, 2017
Cash flows provided from (used by) operating activities:
Net income (loss)	$2	$(737)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	991	1,131
(Gain) loss on extinguishment of debt	(33)	90
Pension settlement costs	25	62
Stock-based compensation expense	9	6
Amortization of deferred financing costs	17	17
Other adjustments	(20)	(4)
Deferred income taxes	(9)	(254)
Goodwill impairment	—	670
Change in accounts receivable	37	151
Change in accounts payable and other liabilities	(72)	(253)
Change in other current assets	(24)	(50)

Net cash provided from operating activities	923	829
Cash flows provided from (used by) investing activities:
Capital expenditures—Business operations	(618)	(578)
Capital expenditures—Integration activities	—	(5)
Proceeds on sale of assets	11	94
Other	(10)	5

Net cash used by investing activities	(617)	(484)
Cash flows provided from (used by) financing activities:
Proceeds from long-term debt borrowings	1,600	1,500
Long-term debt payments	(1,714)	(1,576)
Financing costs paid	(39)	(15)
Premium paid to retire debt	(17)	(80)
Dividends paid on common stock	—	(172)
Dividends paid on preferred stock	(53)	(107)
Capital lease obligation payments	(17)	(25)
Other	(8)	(5)

Net cash provided used by financing activities	(248)	(480)
Increase/(Decrease) in cash, cash equivalents, and restricted cash	58	(135)
Cash, cash equivalents, and restricted cash at January 1,	376	522

Cash, cash equivalents, and restricted cash at June 30,	$434	$387

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	$716	$797
Income tax payments (refunds), net	$5	$(3)

SCHEDULE A

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended			For the six months ended
($ in millions)	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
EBITDA
Net income (loss)	$(18)	$20	$(662)	$2	$(737)
Add back (subtract):
Income tax expense (benefit)	(20)	13	(210)	(7)	(249)
Interest expense	385	374	388	759	776
Investment and other (income) loss, net	(5)	(8)	—	(13)	—
Pension settlement costs	25	—	19	25	62
(Gain) Loss on extinguishment of debt	—	(33)	90	(33)	90

Operating income (loss)	367	366	(375)	733	(58)
Depreciation and amortization	486	505	552	991	1,131

EBITDA	853	871	177	1,724	1,073
Add back:
Acquisition and integration costs	—	—	12	—	14
Pension/OPEB expense	23	22	25	45	47
Restructuring costs and other charges	2	4	29	6	41
Stock-based compensation expense	5	4	3	9	6
Work stoppage costs	1	7	—	8	—
Goodwill impairment	—	—	670	—	670

Adjusted EBITDA	$884	$908	$916	$1,792	$1,851

EBITDA margin	39.5%	39.6%	7.7%	39.5%	23.0%
Adjusted EBITDA margin	40.9%	41.3%	39.8%	41.1%	39.7%
Free Cash Flow
Net cash provided from operating activities	$672	$251	$529	$923	$829
Add back (subtract):
Capital expenditures—Business operations	(321)	(297)	(263)	(618)	(578)
Capital expenditures—Integration	—	—	(4)	—	(5)

Operating free cash flow	$351	$(46)	$262	$305	$246

SCHEDULE B

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended
	June 30, 2018		March 31, 2018		June 30, 2017
($ in millions, except per share amounts)	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share
Net loss attributable to Frontier common shareholders	$(72)	$(0.92)	$(33)	$(0.44)	$(715)	$(9.20)

Acquisition and integration costs	—		—		12
Restructuring costs and other charges	2		4		29
Pension settlement costs	25		—		19
(Gain) Loss on extinguishment of debt	—		(33)		90
Goodwill impairment	—		—		670
Work stoppage costs	1		7		—
Certain other tax items (1)	(12)		4		4
Income tax effect on above items:
Acquisition and integration costs	—		—		(4)
Restructuring costs and other charges	—		(1)		(11)
Pension settlement costs	(6)		—		(8)
(Gain) Loss on extinguishment of debt	—		9		(33)
Goodwill impairment	—		—		(138)
Work stoppage costs	—		(2)		—

	10	0.12	(12)	(0.15)	630	8.10
Adjusted net loss attributable to Frontier common shareholders(2)	$(62)	$(0.80)	$(45)	$(0.58)	$(85)	$(1.10)

	For the six months ended
	June 30, 2018				June 30, 2017
	Net Income (Loss)	Basic Earnings (Loss) Per Share			Net Income (Loss)	Basic Earnings (Loss) Per Share
Net loss attributable to Frontier common shareholders	$(105)	$(1.35)			$(844)	$(10.88)

Acquisition and integration costs	—				14
Restructuring costs and other charges	6				41
Pension settlement costs	25				62
(Gain) Loss on extinguishment of debt	(33)				90
Goodwill impairment	—				670
Work stoppage costs	8				—
Certain other tax items (1)	(8)				5
Income tax effect on above items:
Acquisition and integration costs	—				(5)
Restructuring costs and other charges	(1)				(15)
Pension settlement costs	(6)				(23)
(Gain) Loss on extinguishment of debt	9				(33)
Goodwill impairment	—				(138)
Work stoppage costs	(2)				—

	(2)	(0.03)			668	8.60
Adjusted net loss attributable to Frontier common shareholders(2)	$(107)	$(1.38)			$(176)	$(2.28)

(1)	Includes impact arising from federal research and development credits, changes in certain deferred tax balances, state tax law changes, state filing method change, and the net impact of uncertain tax positions.
(2)	Adjusted net income (loss) attributable to Frontier common shareholders may not sum due to rounding.

SCHEDULE C

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended				For the six months ended
($ in millions)	June 30, 2018	March 31, 2018	June 30, 2017		June 30, 2018	June 30, 2017
Adjusted Operating Expenses
Total operating expenses	$1,795	$1,833	$2,679	(1)	$3,628	$4,718	(1)

Subtract:
Depreciation and amortization	486	505	552		991	1,131
Goodwill impairment	—	—	670		—	670
Acquisition and integration costs	—	—	12		—	14
Pension/OPEB expense	23	22	25	(1)	45	47	(1)
Restructuring costs and other charges	2	4	29		6	41
Stock-based compensation expense	5	4	3		9	6
Work stoppage costs	1	7	—		8	—

Adjusted operating expenses	$1,278	$1,291	$1,388		$2,569	$2,809

(1)

Effective January 1, 2018, Frontier adopted ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” The standard requires certain benefit costs to be reclassified from operating expenses to non-operating expenses. This change in policy was applied using a retrospective approach and accordingly we have reclassified $0 and $3 million of net operating expenses as non-operating expense for the three and six months ended June 30, 2017, respectively. Additional pension settlement costs of $19 million and $62 million for the three and six months ended June 30, 2017, respectively, were reclassified from operating expense to non-operating expense.

SCHEDULE D

Comparability Disclaimer:

We adopted Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (ASC 606)” on January 1, 2018, using the modified retrospective application. This method does not impact the prior periods, which continue to reflect the accounting treatment prior to the adoption of ASC 606. As a result, for items that were affected by our adoption of ASC 606, financial results of periods prior to January 1, 2018 are not comparable to the current period financial results. To provide comparability to our results, we provide the following supplemental schedule which contains certain financial information on a pre-adoption of ASC 606 basis.

Frontier Communications Corporation

Consolidated Financial Data

	As reported For the three months ended		Amounts Excluding Adoption of ASC 606 For the three months ended
($ in millions)	June 30, 2018	March 31, 2018	June 30, 2018	March 31, 2018
Selected Statement of Operations Data
Revenue:
Data and Internet services	$973	$985	$948	$942
Voice services	682	702	648	670
Video services	270	280	297	309
Other	140	135	86	85

Revenue from contracts with customers	2,065	2,102	1,979	2,006
Subsidy and other regulatory revenue	97	97	181	187

Total revenue	$2,162	$2,199	$2,160	$2,193

Other Revenue Data
Revenue:
Consumer	$1,095	$1,128	$1,068	$1,089
Commercial	970	974	911	917

Revenue from contracts
Revenue from contracts with customers	2,065	2,102	1,979	2,006
Subsidy and other regulatory revenue	97	97	181	187

Total revenue	$2,162	$2,199	$2,160	$2,193

	As reported For the three months ended		Amounts Excluding Adoption of ASC 606 For the three months ended
($ in millions)	June 30, 2018	March 31, 2018	June 30, 2018	March 31, 2018
Statement of Operations Data
Revenue	$2,162	$2,199	$2,160	$2,193

Operating expenses:
Network access expenses	369	372	366	369
Network related expenses	478	483	478	483
Selling, general and administrative expenses	460	469	469	473
Depreciation and amortization	486	505	486	505
Restructuring costs and other charges	2	4	2	4

Total operating expenses	1,795	1,833	1,801	1,834

Operating income (loss)	367	366	359	359
Investment and other income (loss), net	5	8	5	8
Pension settlement costs	25	—	25	—
Gain on extinguishment of debt	—	33	—	33
Interest expense	385	374	385	374

Income (loss) before income taxes	(38)	33	(46)	26
Income tax expense (benefit)	(20)	13	(22)	12

Net Income (loss)	(18)	20	(24)	14
Less: Dividends on preferred stock	54	53	54	53

Net loss attributable to Frontier
common shareholders	$(72)	$(33)	$(78)	$(39)

Other financial data:
Consumer ARPC	$85.28	$86.21	$83.17	$83.26